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                                                                     EXHIBIT 2.2


                              ARTICLES OF MERGER

                                    between

                             QSV PROPERTIES, INC.,
                            a Delaware corporation

                                      and

                       U.S. RESTAURANT PROPERTIES, INC.,
                            a Maryland corporation



     The undersigned file these Articles of Merger pursuant to Article 3-109 of the Maryland General Corporation Law and hereby certify that:

     FIRST: U.S. Restaurant Properties, Inc., is a Maryland corporation (the "Company").

     SECOND:  QSV Properties, Inc. is a Delaware corporation ("QSV").

     THIRD: The Company and QSV agree to merge (the "Merger") in the manner hereinafter set forth.

     FOURTH: The Company is the corporation to survive the Merger (sometimes hereinafter referred to as the "Surviving Entity"). The Surviving Entity is a Maryland corporation.

     FIFTH: QSV was incorporated under the General Corporation Law of the State of Delaware on December 5, 1985.

     SIXTH: QSV is not registered or qualified to do business in the State of Maryland.

     SEVENTH: The principal office of the Company in the State of Maryland is located at 11 East Chase Street, Baltimore, Maryland 21202. QSV does not have a principal office located in the State of Maryland.

     EIGHTH: QSV owns no interest in land in the State of Maryland.

     NINTH: The principal office of the Surviving Entity is located at 12440 Inwood Road, Suite 300, Dallas, Texas 75244.

     TENTH: The terms and conditions of the Merger were duly authorized and approved by the Company in the manner and by the vote required by the laws of the State of Maryland and the Articles of Incorporation and Bylaws of the Company, as follows:
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          (a)  the Board of Directors of the Company adopted resolutions filed with the minutes of the proceedings of the Board declaring that the terms and conditions of the Merger were advisable and directing that the proposed transaction be submitted for consideration by the stockholders of the Company; and

          (b) the stockholders of the Company approved the terms and conditions of the Merger.

     ELEVENTH: The terms and conditions of the Merger were duly advised, authorized and approved by QSV in the manner and by the vote required by the laws of the State of Delaware and the Certificate of Incorporation and Bylaws of QSV, as follows:

          (a) the Board of Directors of QSV adopted resolutions filed with the minutes of the proceedings of the Board declaring that the terms and conditions of the Merger were advisable and directing that the proposed transaction be submitted for consideration by the stockholders of QSV; and

          (b) the stockholders of QSV adopted resolutions approving the terms and conditions of the Merger as so proposed and such resolutions are filed with the records of stockholder meetings of QSV.

     TWELFTH: The articles of incorporation of the Company (the "Surviving Charter"), without amendments or changes, will be the certificate of incorporation of the Surviving Entity.

     THIRTEENTH: The total number of shares of all classes of stock which the Company has the authority to issue and the number of shares of each class are as follows:

     The total number of shares of stock which the Company has authority to issue is 100,000,000 shares of Common Stock, $.001 par value per share ("Surviving Entity Common Stock"), 50,000,000 shares of Preferred Stock, $.001 par value per share, and 15,000,000 shares of Excess Stock, $.001 par value per share. The aggregate par value of all the shares of stock of all classes having a par value is $165,000.

     FOURTEENTH: The total number of shares of all classes of stock which QSV has the authority to issue and the number of shares of each class are as follows:

     The total number of shares of stock which QSV has authority to issue is 1,000 shares, $.01 par value per share. The aggregate par value of all the shares of stock of all classes having a par value is $10.00.

     FIFTHTEENTH: Upon the effective time of the Merger as specified in Article Seventeen (the "Effective Time"), the QSV shall be merged into the Company, the separate existence of the QSV shall cease and the Company shall be the Surviving Entity. Upon the Effective Time, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the Surviving Entity shall continue unaffected and unimpaired by the Merger: The corporate franchises, existence and rights of QSV shall be merged with and into the Company, and the Company as the Surviving Entity, shall be fully vested therewith. At the Effective Time of the Merger, the separate existence of QSV shall cease and, in accordance with the terms of an

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Agreement and Plan of Merger, the Surviving Entity shall possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to QSV shall be taken and deemed to be transferred to, and vested in, the Surviving Entity without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Entity as they were of QSV; and the title to any real estate, or interest therein, whether by deed or otherwise, vested in the Surviving Entity shall not revert or be in any way impaired by reason of the Merger. The Surviving Entity shall thenceforth be responsible and liable for all of the liabilities and obligations of QSV and any claim existing, or action or proceeding pending, by or against QSV may be prosecuted as if the Merger had not taken place, or the Surviving Entity may be substituted in its place. Neither the rights of creditors nor any liens upon the property of QSV shall be impaired by the Merger, and all debts, liabilities, obligations and duties of QSV shall attach to the Surviving Entity, and may be enforced against such Surviving Entity to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by such Surviving Entity.

     At the Effective Time, all common stock of QSV issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be automatically converted without any action on the part of the stockholders into the right to receive (i) 2,565.598 shares of Surviving Entity Common Stock, (ii) cash in an amount equal to $11.80 per share of Surviving Entity Common Stock that would otherwise be issued in the Merger or (iii) any combination of Surviving Entity Common Stock and cash with a total value equal to the value of 2,565.598 shares of Surviving Entity Common Stock based on a value of $11.80 per share (the "Merger Consideration"). At the Effective Time, QSV's stockholders shall cease to have any rights as stockholders of QSV, and their sole right shall be the right to receive the Merger Consideration into which such stock shall been converted in the Merger pursuant to this Article Fifteen.

     SIXTEENTH: Each of the undersigned acknowledges these Articles of Merger to be the corporate act of the respective entity on whose behalf he has signed, and further, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts relating to the entity on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.

     SEVENTEENTH: These Articles of Merger shall be effective at 5:00 P.M., Dallas time, on December 29, 2000.

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     IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto this 27th day of December, 2000.

ATTEST:  (witness)               U.S. RESTAURANT PROPERTIES, INC.,
                                 a Maryland corporation


By:  /s/ Valerie Siverling       By:  /s/ Barbara A. Erhart
   ------------------------           -------------------------------
Name:  Valerie Siverling         Name:  Barbara A. Erhart
Title: Assistant Secretary       Title: Chief Financial Officer

ATTEST:  (witness)               QSV PROPERTIES, INC.,
                                 a Delaware corporation

By:  /s/ Valerie Siverling       By:  /s/ Fred H. Margolin
   ------------------------         ---------------------------------
Name:  Valerie Siverling         Name:  Fred H. Margolin
Title:                           Title: President

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